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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                          ------------------------



                                  FORM 8-K

                               CURRENT REPORT



                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 1,1998


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                        ORBITAL SCIENCES CORPORATION



       DELAWARE                     0-18287                    06-1209561
(State of incorporation)   (Commission File Number)   (I.R.S. Employer I.D. No.)


                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                               (703) 406-5000
                        (Address and telephone number
                       of principal executive offices)
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ITEM 5. OTHER EVENTS.

        On April 1, 1998, Orbital Sciences Corporation's ("Orbital") Pegasus launch vehicle successfully placed the Transition Region and Coronal Explorer ("TRACE") spacecraft into its designated orbit for NASA. TRACE was developed under NASA's Small Explorer satellite program. It was the second successful launch for Pegasus in 1998, which has now conducted 21 missions to date.

        In early April 1988, Orbital completed in-orbit testing of the ten ORBCOMM Global, L.P. ("ORBCOMM") satellites launched in December 1997 and February 1998, and the satellites have been turned over to ORBCOMM. ORBCOMM plans to place these satellites in commercial service in the near future. Sixteen additional ORBCOMM satellites are expected to be launched by mid-1998. In addition, the Federal Communications Commission (the "FCC") recently authorized the launch and operation of 12 additional satellites for the ORBCOMM system, increasing the total constellation from 36 to 48 satellites. The FCC also granted a request to modify the existing license to allow for more efficient, higher data rate subscriber downlinks.

        Orbital is completing performance testing of the INDOSTAR-1 satellite, which was launched in November 1997, leading to a planned in-service date of May 1998. Orbital built the INDOSTAR-1 satellite for PT MediaCitra Indostar to provide direct-to-home satellite broadcast services to Indonesia. Following a geomagnetic storm as reported by the National Oceanic and Atmospheric Administration, the ability to charge one of the satellite's batteries has been adversely impacted. Orbital is investigating the cause of the anomaly, which if unresolved may reduce transmission capacity during certain limited periods and may have some effect on ultimate satellite lifetime. All other spacecraft systems and communications functions are operating normally.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                          ORBITAL SCIENCES CORPORATION



Date:  April 13, 1998          By:  /s/ Jeffrey V. Pirone
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                                    Jeffrey V. Pirone
                                    Executive Vice President and
                                      Chief Financial Officer





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